Exhibit 10.1
[FORM OF LETTER AGREEMENT]
[                    ], 2007
Atlas Acquisition Holdings Corp.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 105
Hobe Sound, Florida 33455
Attn: James N. Hauslein
Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
     Re: Initial Public Offering
Ladies and Gentlemen:
     Lazard Capital Markets LLC and Morgan Stanley & Co. Incorporated are acting as the representatives of the underwriters (the “Representatives”) of the initial public offering (the “IPO”) of units (the “Units”) consisting of one share of Common Stock of Atlas Acquisition Holdings Corp. (the “Company”), and one warrant (a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock of the Company. Lazard Capital Markets LLC, Morgan Stanley & Co. Incorporated, and any other underwriters are referred to collectively as the “Underwriters.” The undersigned stockholder, officer, and/or director of the Company, in consideration of the Underwriters underwriting the IPO, hereby agrees as set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.
          1. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Founders” shall mean all stockholders, officers, and directors who are stockholders of the Company immediately prior to the IPO; (iii) “Common Stock” shall mean the Company’s common stock, par value $0.001 per share; (iv) “Founders’ Shares” shall mean all of the shares of Common Stock of the Company owned by the Founders prior to the IPO; (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (vi) “Founders’ Warrants” shall mean all Warrants owned by the Founders prior to, or purchased substantially simultaneously with, the IPO.
          2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Founders’ Shares owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares.
          3. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (such date being referred to herein as the “Termination Date”), the undersigned, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), will (i) cause the trust account established under the Investment Management Trust Agreement to be entered into between the Company and American Stock Transfer & Trust Company (the “Trust Account”) to be liquidated and distributed to the holders of IPO Shares, and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest, or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account as part of the Company’s plan of distribution with respect to the

Atlas Acquisition Holdings Corp.
Lazard Capital Markets LLC
Morgan Stanley & Co. Incorporated

Founders’ Shares if the Company fails to consummate a Business Combination and the Trust Account is consequently liquidated and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation. [THIS PROVISION FOR JAMES HAUSLEIN AND GUARAV BURMAN ONLY: In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, service provider, financing provider or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account and only if such a vendor or prospective target business does not execute an agreement waiving any claims against the Trust Account. Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.]
          [4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.] [TBD: Specific conflicts for each party.]
          5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the IPO, with respect to a Business Combination.
          6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Founders unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial perspective.
          7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination (such date being referred to herein as the “Consummation Date”); provided, however, that commencing upon the Consummation Date, Hauslein & Company, Inc. shall be allowed to charge the Company $10,000 per month to compensate it for certain administrative, technology, and secretarial services, as well as the use of certain limited office space, until the earlier of the Company’s consummation of a Business Combination or its liquidation. The undersigned, and certain existing officers, directors, stockholders, or affiliates of the Company, shall also be entitled to reimbursement from the Company for the out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and Business Combinations.
          8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned originates a Business Combination.
          9. The undersigned will, pursuant to and subject to the terms of an Escrow Agreement to be entered into by and among the Company, the Founders, and American Stock Transfer & Trust Company, as escrow agent, escrow all Founders’ Shares held by the undersigned, directly or indirectly, until the date that is one year after

Atlas Acquisition Holdings Corp.
Lazard Capital Markets LLC
Morgan Stanley & Co. Incorporated

the consummation of a Business Combination, and any Founders’ Warrants purchased by the undersigned, directly or indirectly, until the date that is 90 days after the consummation of a Business Combination; provided, however, that the foregoing sentence shall not apply to transfers (A) to an entity’s members upon its liquidation, (B) to relatives and trusts for estate planning purposes, or (C) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which such shares or warrants were originally purchased; provided, however, that with respect to each of the transfers described in clauses (A), (B), and (C) of this sentence, prior to such transfer, the transferee, or the trustee or legal guardian on behalf of any transferee, agrees to the terms of this letter.
          [10. [THIS PROVISION IS FOR DIRECTORS ONLY.] The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Representatives and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire furnished to the Company and the Representatives and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:
               (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
               (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and
               (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.]
          11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.
          12. [THIS PROVISION FOR JAMES HAUSLEIN AND GUARAV BURMAN ONLY: In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.]
          [13. [THIS PROVISION IS FOR DIRECTORS ONLY.] The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this Agreement and to serve as a Director of the Company.]
          14. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.
          15. This Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the date upon which a Business Combination is consummated, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this Agreement.

Atlas Acquisition Holdings Corp.
Lazard Capital Markets LLC
Morgan Stanley & Co. Incorporated

          16. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representatives and its legal representatives or agents (including any investigative search firm retained by the Representatives) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither the Representatives nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
          17. The undersigned hereby waives his or its right to exercise conversion rights with respect to any Founders’ Shares owned by the undersigned, directly or indirectly, and agrees that he or she will not seek conversion for cash with respect to such Founders’ Shares in connection with any vote to approve a Business Combination (as is more fully defined in the final prospectus relating to the IPO).
          18. In order to induce you and the other Underwriters to enter into the proposed Underwriting Agreement in connection with the IPO, the undersigned hereby agrees to execute an escrow agreement among the Founders, the Company, and American Stock Transfer & Trust Company simultaneously with the execution of the proposed Underwriting Agreement, whereby a portion of the undersigned’s Founders’ Shares will be held in escrow until the earlier of the time that the Underwriters’ over-allotment option is exercised or expires. An amount equal to 15% of such Founders’ Shares shall be cancellable as set forth below (the “Cancellable Shares”). The undersigned understands that (i) if the Underwriters do not exercise any part of their over-allotment option, then the undersigned’s Cancellable Shares shall be cancelled upon expiration of the over-allotment option, and the undersigned will receive no consideration for such cancellation, and (ii) if the Underwriters exercise their over-allotment option in part, a pro rata amount of the undersigned’s Cancellable Shares shall be cancelled, and the undersigned will receive no consideration for such cancellation.
          19. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
          20. No term or provision of this Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned with the written consent of the Company and the Representatives.
[Signature Page Follows]

Atlas Acquisition Holdings Corp.
Lazard Capital Markets LLC
Morgan Stanley & Co. Incorporated

By:
	Name:	James N. Hauslein